UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 15, 2017

Commission file number 1-13163

YUM! BRANDS, INC.

(Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Senior Notes

General

On June 15, 2017 (the “Closing Date”), KFC Holding Co., a Delaware corporation, Pizza Hut Holdings, LLC, a Delaware limited liability company, and Taco Bell of America, LLC, a Delaware limited liability company (collectively, the “Issuers”), each of which is a wholly-owned subsidiary of YUM! Brands, Inc. (“Yum”), completed the issuance and sale of $750 million aggregate principal amount of 4.75% Senior Notes due 2027 (the “Notes”) in a previously announced private offering. The Notes were sold only to qualified institutional buyers in compliance with Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act.

Indenture

The Notes were issued under an Indenture, dated as of the Closing Date (the “Indenture”), by and among the Issuers, the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Principal, Maturity and Interest. The Issuers issued $750 million aggregate principal amount of Notes on the Closing Date. The Notes are general, unsecured, senior obligations of the Issuers. The Notes will mature on June 1, 2027. Interest on the Notes is payable semi-annually in arrears on June 1 and December 1, beginning on December 1, 2017, to holders of record of the Notes on the immediately preceding May 15 and November 15, respectively.

The Notes will bear interest at a rate of 4.75% per annum. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Closing Date.

Optional Redemption. The Issuers may redeem all or part of the Notes at any time prior to June 1, 2022, by paying a redemption price equal to 100% of the principal amount of Notes plus the Applicable Premium (as defined in the Indenture) plus accrued and unpaid interest, if any, to the redemption date.

At any time and from time to time on or after June 1, 2022, the Issuers may redeem the Notes in whole or in part, at their option, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on June 1 of the year indicated below:

Year	Percentage
2022	102.375%
2023	101.583%
2024	100.792%
2025 and thereafter	100.000%

In addition, at any time prior to June 1, 2020, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds from certain equity offerings, at a redemption price equal to 104.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date.

The Issuers will have the right to redeem the Notes at the applicable purchase price following the consummation of a change of control (as detailed below) or repurchase in connection with an asset sale offer (as detailed in the Indenture) if at least 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such change of control offer or asset sale offer.

Change of Control. Upon the occurrence of a Change of Control (as defined in the Indenture) of the Companies (as defined below), the Issuers will be required to offer to repurchase the Notes at a purchase price equal to 101% of the aggregate principal amount plus accrued and unpaid interest, if any, to the date of such repurchase.

Note Guarantees. The Notes are guaranteed fully and unconditionally, and jointly and severally on a senior unsecured basis (the “Note Guarantees”), by (i) Yum, (ii) Restaurant Services Group, LLC, Restaurant Concepts LLC and Taco Bell Corp., each of which is also a direct subsidiary of Yum (together, the “Specified Guarantors” and, together with the Issuers, the “Companies”), and (iii) by each of the Companies’ Wholly-Owned Domestic Restricted Subsidiaries (as defined in the Indenture) that guarantees the Issuers’ obligations under their senior secured credit facilities (collectively, the “Guarantors”). In the future, subsidiary guarantees may be added, released or terminated under certain circumstances. None of Yum’s foreign subsidiaries guarantee the Notes. In addition, Taco Bell Funding, LLC, a Delaware special purpose limited liability company and wholly-owned subsidiary of Taco Bell Corp., and its subsidiaries (collectively, the “Taco Bell Securitization Entities”) do not guarantee the Notes.

Covenants and Restrictions. The Indenture contains certain covenants, including, but not limited to, limitations and restrictions on the ability of the Companies and their restricted subsidiaries to (i) incur additional indebtedness or guarantee indebtedness, (ii) create liens or use assets as security in other transactions, (iii) declare or pay dividends or make other distributions to stockholders (other than to the Companies and their restricted subsidiaries), (iv) redeem stock of the Companies, repay subordinated indebtedness prior to maturity or make investments, (v) merge, amalgamate or consolidate, or sell, transfer, lease or dispose of substantially all of their assets, (vi) sell or transfer certain assets and (vii) agree to certain restrictions on the ability of restricted subsidiaries to pay dividends or make loans or other distributions to the Companies or their restricted subsidiaries. These covenants are subject to a number of important conditions, qualifications, exceptions and limitations. Most of these covenants in the Indenture only apply to the Companies and their restricted subsidiaries. Yum is not subject to such covenants. In addition, the Taco Bell Securitization Entities have been designated as “unrestricted subsidiaries” on the Closing Date and are not subject to any of these covenants. The restrictive covenants set forth in the Indenture are subject to important exceptions and qualifications.

Many of the restrictive covenants will be suspended in the event that (i) the Notes receive investment grade ratings from any two of Fitch Ratings, Inc., Moody’s Investors Service, Inc. or S&P Global Ratings and (ii) no default or event of default has occurred and is continuing under the Indenture.

Neither the Notes nor the Note Guarantees have been or will be registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

The descriptions and provisions of the Indenture set forth above are summaries only, are not complete and are qualified in their entirety by reference to the full and complete terms contained in the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Use of Proceeds

The net proceeds from the offering of the Notes are expected to be used to pay the fees and expenses of the offering and to repay indebtedness under the Issuers’ revolving credit facility which was borrowed during the second quarter of 2017. The remainder will be used to make a cash distribution to Yum to fund share repurchases, dividends to shareholders and/or repayment of indebtedness.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibit.

The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit Number	Description
4.1	Indenture, dated as of June 15, 2017, by and among the Issuers, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.

(Registrant)

Date: June 16, 2017	/s/ David Russell
Senior Vice President, Finance and Corporate Controller